UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2017

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

            The Annual Meeting of Stockholders (the “Annual Meeting”) of ITUS Corporation (the “Company”) was held on Friday, September 22, 2017 at the DoubleTree Hotel, 2050 Gateway Place, San Jose, CA 95110.  Stockholders of record at the close of business on July 28, 2017 were entitled to one vote for each share of common stock held.  On July 28, 2017, there were 15,120,293 shares of common stock issued and outstanding.  At the Annual Meeting, the stockholders of the Company voted on the following proposals:

1. To elect five directors nominated by the Board of Directors (the “Board”) to serve for a one-year term that expires at the 2018 Annual Meeting of Stockholders, and until their successors are elected and qualified.  Each nominee for director was elected by a vote of the stockholders as follows:

	For	Withheld	Broker Non-Votes
Dr. Amit Kumar	2,434,442	97,051	7,836,552
Bruce Johnson	2,430,197	101,276	7,836,552
Dr. John Monahan	2,428,795	102,678	7,836,552
Lewis H. Titterton, Jr.	2,436,996	94,477	7,836,552
Richard H. Williams	2,430,211	101,262	7,836,552

2. To ratify the appointment of Haskell & White LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2017.  The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain
10,282,600	8,192	77,233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2017

ITUS CORPORATION

	By:	/s/ Amit Kumar
Name: Dr. Amit Kumar
Title: President and Chief Executive Officer

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